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                                                                     Exhibit 4.4

                             CERTIFICATE OF TRUST OF
                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST

         THIS Certificate of Trust of Associates Credit Card Master Note Trust (the "TRUST") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.) (the "ACT").

         1. Name. The name of the business trust created hereby is Associates Credit Card Master Note Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust having its principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                 WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but
                                      solely as owner trustee under the Trust
                                      Agreement


                                 By:/s/ DONALD G. MACKELCAN
                                    -----------------------------------------
                                      Name: Donald G. Mackelcan
                                      Title: Vice President